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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference of our report, dated February 5, 2002 with respect to the financial statements of Datakey, Inc. (the "Company") included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 No. 333-64470, No. 33-14144, No. 33-47068, No. 33-67280, No. 333-11405, No. 33-80894, No. 333-43937, No. 333-83999 and
333-39556 and on Form S-3 No. 333-58770, No. 333-56711, No. 333-84007, No.
333-91779, No. 333-90969, No. 333-94087 and No. 333-33332.


                                                  /s/ McGladrey & Pullen, LLP


Minneapolis, Minnesota
March 25, 2002